PROMISSORY NOTE

Loan Number: 75790, in the amount of U.S. Four Hundred Eighty-Two Thousand Five Hundred Dollars and Zero Cents ($482,500.00) dated 08/08/2025

Property Address: 417 West 52nd Place, Los Angeles, CA 90037

1. BORROWER'S PROMISE TO PAY

FOR VALUE RECEIVED, the undersigned, Elata Investments, LLC, A Wyoming Limited Liability Company, (hereinafter called "**Borrower**") promises to pay to the order of Center Street Lending VIII SPE, LLC, A Delaware Limited Liability Company (hereinafter called "**Lender**," which term shall include any holder of this Note, which also hereinafter may be called "**Note Holder**") without offset at the Lender's office located at 18201 Von Karman Ave, Suite 400, Irvine , CA 92612 (or at such other address as the Lender shall designate), the principal amount not to exceed U.S. Four Hundred Eighty-Two Thousand Five Hundred Dollars and Zero Cents ($482,500.00), or so much thereof as may be advanced and outstanding from time to time ("**Principal**"), together with interest on the Principal balance outstanding from time to time at the rate provided in this Note and all other sums owed by Borrower. This is a Single advance note ("**Note**"), and in no event shall the total Principal advances hereunder exceed $482,500.00 (Four Hundred Eighty-Two Thousand Five Hundred Dollars and Zero Cents). Lender's obligation to advance Principal amounts hereunder shall at all times be subject to Lender's sole and absolute discretion. The entire unpaid balance of the Principal and interest, if not sooner paid, shall be and become due and payable on 08/08/2026, which is the ("**Maturity Date**") for this Note.

2. INTEREST

Interest will be charged for each day on unpaid Principal, interest and all other sums owed by Borrower to Lender hereunder and under the Deed of Trust (defined below) (collectively "**Obligations**") from 08/08/2025 until the Obligations owed by Borrower have been paid to Lender. Borrower will pay interest at a daily interest rate of 1/360th of Nine and Ninety-Nine Hundredths (9.990%) or as modified under the Loan Modification and Extension Agreement. Borrower will pay interest on the amount lent or deemed to be lent to Borrower even though the Lender may hold some of Borrower's cash or other property as collateral for repayment. Daily rate of interest referred to herein shall be calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed (including the first day and the last day) during which the Principal is outstanding. The interest rate required by this Section 2 is the rate Borrower will pay before any default.

3. PAYMENTS

(A) Time and Place of Payments

Borrower will make a monthly payment on the 1ST day of each month beginning on 10/01/2025 ("Payment Date"). Borrower will make these payments every month until Borrower has paid all of the Obligations. Each monthly payment will be applied as set forth in Section 3(C), Application of Payments. If Borrower still owes amounts under this Note on the Maturity Date, Borrower will pay those amounts in full on the Maturity Date. If Borrower has prepaid interest in a given month but prepays this Note in full during that month, Borrower will be credited the unearned interest.

Borrower will make monthly payments at 18201 Von Karman Ave, Suite 400, Irvine , CA 92612 or at a different place if required by the Lender. Borrower recognizes that Borrower may not receive notice from Lender of required interest payments or the Maturity Date but is still required to make those payments when they are due or be subject to penalties, including interest at the Default Rate and late fees, as outlined in this Note or in the Deed of Trust securing this Note.

(B) Amount of Monthly Payments

Borrower's monthly interest payment will be in the amount of U.S. Three Thousand Nine Hundred Thirty-Three Dollars and Fifty-Six Cents ($3,933.56) based on the Principal advanced by Lender under this Note as of 08/08/2025 and on a 30 day month. Borrower's monthly interest payment will increase if there are greater than 30 days in a month or Lender advances additional Principal amounts under this Note or additional Obligations accrue under this Note, the Deed of Trust or other Loan Documents, as defined in the Deed of Trust.

(C) Application of Payments

Payments made under this Note will be applied to pay the following in the order stated: (1) costs of collection and Late Charges and fees, if any; (2) any interest due and payable under this Note; (3) future interest; and (4) in the event all Obligations under the Note, Deed of Trust or Other Loan Documents are paid in full, to Principal.

(D) Insufficient Funds

If at any time during the term of this Note, or any extension thereof, the Borrower tenders a check or any form of payment to satisfy any obligation due herein, and in the event that such payment is returned due to insufficient funds ("NSF Payment"), then the following will occur:

The Borrower will, within 24 hours of notice, tender a cashier's check replacing the full amount of the NSF Payment that was returned. From that point forward, Lender may require and Borrower hereby agrees that all payments due the Lender will be made in certified funds only.

For each instance when a payment tendered by Borrower is returned unpaid for any reason, Borrower agrees to pay to Lender a fee of U.S. ONE HUNDRED DOLLARS ($100.00) in addition to any other remedies contained herein or entitled to Lender.

4. BORROWER'S RIGHT TO REPAY

Borrower may prepay the Principal amount of this Note at any time, but only in full. Partial prepayments will be applied only to future interest payments and will not reduce the Principal amount due under this Note or the amount of monthly interest payments due under this Note.

IF BORROWER PAYS OFF THIS NOTE WITHIN THE FIRST THIRTY (30) DAYS AFTER IT WAS MADE, THEN THE LENDER WILL RECEIVE A FULL THIRTY (30) DAYS INTEREST, REGARDLESS OF THE NUMBER OF DAYS THAT HAVE ELAPSED FROM INCEPTION OF THIS LOAN. THE PARTIES AGREE THAT THIS AMOUNT IS A REASONABLE ESTIMATE OF THE AMOUNT NEEDED TO REIMBURSE LENDER FOR THE COSTS OF MAKING THIS LOAN.

5. LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. The Lender may choose to make this refund by reducing the Principal Borrower owes under this Note or by making a direct payment to Borrower.

6. EVENTS OF DEFAULT

Each of the following shall constitute an event of default ("**Event of Default**") under this Note, and the Lender may, at its option, declare this Note (including without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date:

(A) Borrower's failure to pay any of the Obligations including, but not limited to, the Principal, and/or any payment due, and/or accrued interest due under this Note on or before the scheduled payment date, and/or Maturity Date without any requirements of notice from Lender of such failure to pay;

(B) (i) Any Borrower or any Guarantor for the Note, or any individual who is a principal of Borrower or any Guarantor, or any family member of any such person, occupying 417 West 52nd Place, Los Angeles, CA 90037 as their primary, secondary, or other residence, or (ii) the use of any portion of the proceeds of the loan for purposes other than business or commercial purposes.

(C) Any Borrower or any Guarantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note, the Deed of Trust, any Guaranty or in any other Loan Document or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender, any Affiliate Lender (as defined in Section 12 below), or any person who subsequently holds more than one promissory note of Borrower ("**Multiple Lender**") and such Borrower or Guarantor.

(D) Any Borrower's or any Guarantor's (i) assignment for the benefit of its creditors, or (ii) application for, consent to, or acquiescence in, the appointment of a trustee, receiver or other custodian for such Borrower or Guarantor, the property of Borrower or Guarantor or any part thereof, or in the absence of any application, consent or acquiescence, the appointment of a trustee, receiver or other custodian for such Borrower or Guarantor or a substantial part of the property of such Borrower or Guarantor, which appointment is not discharged within thirty (30) days;

(E) Commencement of any case under Title 11 of the United States Code or any other bankruptcy, re-organization, receivership, custodianship, or similar proceeding under any state or federal law by or against any Borrower or Guarantor and, with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within thirty (30) days of the filing thereof;

(F) In the event any Borrower, Affiliate (as defined of Borrower, Guarantor or Affiliate of Guarantor (including any entity in which such Borrower or Guarantor is a member, partner, shareholder or otherwise holds an interest therein) is obligated under more than one promissory note, or Note, with Lender, or an Affiliate Lender (as defined in the Cross-Collateralization and Cross-Default Agreement to which Borrower or Guarantor, or and Affiliate of Guarantor, or an Affiliate of Borrower, is a party), each Borrower and Guarantor agrees that an event of default in the payment or performance under any such Lender's or Affiliate Lenders' Notes shall constitute a default under this Note, and a default under this Note shall cause a default under all other such Lenders' and Affiliate Lenders' Notes;

(G) The occurrence of any event of default under (i) the Deed of Trust, Mortgage, Security Deed, or Mortgage & Security Agreement and Fixture Filing (and Assignment of Rents and Leases) (the "**Deed of Trust**") dated as of 08/08/2025 and executed by Borrower, as trustor or mortgagor, for the benefit of Lender, to secure this Note, (ii) the Hazardous Substances Certificate and Indemnity Agreement executed by Borrower for the benefit of Lender or (iii) any other documents, certifications or agreements Borrower has entered into in connection with the Note or the other Loan Documents;

(H) The occurrence of any event of default under that certain Guaranty executed by David Jonathan Behrend who is (are) identified as the Guarantor(s) in favor of Lender dated 08/08/2025.

(I) Notice of Default

If Borrower is in default of this Note, the Lender may send Borrower a written notice telling Borrower that the full amount of Principal which has not been paid and all accrued and unpaid interest, and all sums owed by Borrower that have not been paid are immediately due and payable, provided that no such notice is required to be sent to Borrower, but all such amounts shall still be due and payable.

(J) No Waiver By Lender

Even if, at a time when Borrower is in default, the Lender does not require the Borrower to pay immediately in full as described above, the Lender will still have the right to require the Borrower to do so if Borrower is in default at a later time.

(K) Payment of Lender's Costs and Expenses

Borrower agrees to pay Lender all out-of-pocket expenses, including attorney's fees incurred by Lender in collecting this Note or in preserving or disposing of any collateral granted as security for the payment of this Note or in defending any claim arising out of the execution of this Note or the Obligations which it evidences.

(L) Payment of Default Damages

Borrower also promises to pay and shall pay to Lender on demand, Lender's actual damages caused by the Event of Default (the "Default Damages") (including, but not limited failure to pay this Note in full by the Date of Maturity) including, but not limited to, legal fees, accounting fees, increased credit facility costs, increased loan servicing costs, cost of personnel performing extra services related to the Event of Default, diminution in loan value, lost opportunity costs and all other actual damages from the date of the Event of Default. All such Default Damages shall be added to the Note and bear interest at the Note rate. By initialing below, Borrower acknowledges the issue of compensation to the Lender upon default has been considered and agreed to by the parties.

INITIAL: DB **INITIAL:** ________

DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, LENDER MAY, AT ITS OPTION, WITHOUT NOTICE, DECLARE THE ENTIRE UNPAID PRINCIPAL PLUS ANY OTHER AMOUNTS OWED BY BORROWER TO LENDER UNDER THIS PROMISSORY NOTE OR THE DEED OF TRUST IMMEDIATELY DUE AND PAYABLE PROVIDED THAT ANY DEFAULT UNDER PARAGRAPH (E) SHALL RESULT IN AN AUTOMATIC ACCELERATION OF SUCH AMOUNTS WITHOUT ANY ACTION BY LENDER. LENDER MAY ALSO DECLARE, WITHOUT NOTICE, ANY OTHER NOTES FROM BORROWER OR GUARANTOR HELD BY LENDER, LENDER OR AFFILIATE LENDERS ALSO IMMEDIATELY DUE AND PAYABLE.

7. BORROWER'S FAILURE TO REPAY AS REQUIRED

(A) BORROWER AGREES THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO DETERMINE, PRIOR TO SIGNING THIS NOTE, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY LENDER IF BORROWER FAILS TO REMIT TIMELY PAYMENTS HEREUNDER. LENDER'S DAMAGES WOULD INCLUDE, WITHOUT LIMITATION, LOST OPPORTUNITY COSTS, HIGHER CAPITAL COSTS AND ADDITIONAL COSTS OF ADMINISTRATION. BORROWER THEREFORE AGREES THAT THE FOREGOING RATE OF INTEREST, THE DEFAULT RATE, PLUS LATE CHARGES, CONSTITUTE REASONABLE DAMAGES PAYABLE TO LENDER UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS CONTRACT WAS MADE AND AGREES TO PAY SUCH LATE CHARGES AND DEFAULT RATES OF INTEREST TO THE LENDER AS LIQUIDATED DAMAGES TO COVER EXPENSES INCURRED IN HANDLING ANY SUCH DELINQUENT PAYMENTS.

(B) Late Charges on Default

(i) Late Charge for Overdue Periodic Payments

If the Lender has not received the full amount of any monthly or other periodic payment by the end of TEN (10) calendar days after the date it is due, which ten (10) calendar days shall be inclusive of the date a payment is due (**"Grace Period"**), Borrower will pay a Late Charge to the Lender. The charge shall be assessed on the day immediately after the end of the Grace Period in an amount equal to TEN PERCENT (10%) of the amount that is due ("**Late Charge**"). Borrower will pay this Late Charge promptly but only once on each late payment.

(ii) Late Charge After Maturity or an Event of Default

If the Lender has not received the full amount of Principal, interest and other amounts due at the Maturity Date (whether due to acceleration or otherwise) by the Grace Period, Borrower will pay a late balloon payment charge to the Lender. The late balloon payment charge shall be assessed on the day immediately after the end of the Grace Period and shall equal the product of (x) the sum of one and the number of months that have elapsed since the earlier of i) the Maturity Date or ii) an Event of Default, and (y) the largest late charge for periodic payments which was assessed or could have been assessed under subparagraph 7(B)(i) above (whether or not assessed) with respect to any periodic payment under this Note.

(C) Interest on Default

If Borrower is in default under this Note, as that event is contemplated under Section 6 of this Note, or defaults under any other clause of any document associated with this Note or the Loan Documents, and such default is not cured within any applicable cure or grace period, then the entire unpaid principal balance shall automatically bear an annual interest rate at the Default Rate (as defined in Section 7(C)(i) below).

(i) Default Rate of Interest Applied for Overdue Periodic Payments After Thirty Days

If the Lender has not received the full amount of any monthly or other periodic payment by the Payment Date for the subsequent month (excluding the Grace Period), then, in addition to the Late Charge and all other rights contained in this Note, the entire unpaid principal balance amount and obligations that are due shall automatically begin to accrue interest at the lesser of a daily rate of 1/360th of 18.00% or the greatest permissible amount under California law (the "Default Rate") retroactively as of the prior payment date. Interest at the Default Rate will continue to apply to the entire unpaid principal balance until all past due periodic payments, plus any fees or costs or obligations past due are paid in full.

(ii) Maturity Default

If the Lender has not received the full amount of Principal, interest and other amounts due at the Maturity Date (whether due to acceleration or otherwise) before the termination of the Grace Period, the amount that is due shall automatically begin to accrue interest at the Default Rate retroactively as of the Maturity Date until the amounts due are paid in full, the default is cured and, if applicable, the Loan is reinstated.

8. GIVING OF NOTICES

Unless applicable law requires a different method, all notices, demands, requests and other communications required pursuant to the provisions of this Note shall be in writing and shall be deemed to have been properly given or served for all purposes when presented personally, or one (1) day after delivery to a nationally recognized overnight courier service, or sent by United States Registered or Certified Mail- Return Receipt Requested, postage prepaid, to the respective addresses as follows:

If to Borrower:
515 Muskingum Ave
Los Angeles, CA 90272

If to Original Lender:
Center Street Lending VIII SPE, LLC, A Delaware Limited Liability Company
18201 Von Karman Ave, Suite 400, Irvine, CA 92612 .

Any of the parties may designate a change of address by notice in writing to the other parties. Whenever in this Note the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

9. OBLIGATIONS OF PERSONS UNDER THIS NOTE

If more than one person or entity signs this Note, the obligations of such persons or entities with respect to this Note shall be joint and several and each person or entity is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person or entity who is a Guarantor, surety or endorser of this Note is also obligated to do these things (together the persons or entities who sign this Note the "**Obligors**"). Any person who takes over these obligations, including the obligations of a Guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note and is also an Obligor. The Lender may enforce its rights under this Note against each Obligor individually, or against all or some Obligors together jointly or severally. This means that any one Obligor or entity may be required to pay all of the amounts owed under this Note.

10. TIME OF ESSENCE

Time is of the essence with regard to each and every term, condition and obligation of Borrower under this Note. The time of any notice shall begin to run on the date of the mailing of such notice. For purposes hereof the refusal of certified mail shall constitute receipt.

11. WAIVERS

Borrower and each other "**Obligor**" waives presentment, demand, protest and notice of dishonor, to the fullest extent permitted by law, waives all exemptions, whether homestead or otherwise, as to the Obligations evidenced by this Note, waives any rights which it may have to require Lender to proceed against any other person, agrees that without notice to any Obligor and without affecting any Obligor's liability, Lender, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal of this Note, or permit the substitution, exchange or release of any security for this Note and may add or release any Obligor primarily or secondarily liable, and agrees that Lender may apply all moneys made available to it from any Obligor or, except as otherwise provided in the Deed of Trust, the proceeds from the disposition of any security for this Note, either to this Note or to any other obligation of any Obligor to Lender

12. UNIFORM SECURED NOTE

This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Lender under this Note, a Mortgage, Deed of Trust, or Security Deed (the "**Security Instrument**" also referred to herein, as the "**Deed of Trust**"), dated the same date as this Note, protects the Lender from possible losses which might result if Borrower and the other Obligors do not keep the promises which Borrower and such Obligors made in this Note. That Security Instrument describes how and under what conditions Borrower may be required to make immediate payment in full of all amounts Borrower and the other Obligors owe under this Note. Some, but not all, of those conditions are described as follows:

> If all, or any part, of the subject property, or any interest therein, is sold, conveyed, alienated, transferred or encumbered (or if a beneficial interest in Trustor or mortgagor is sold, transferred or encumbered and Trustor or mortgagor is not a natural person), whether voluntary or involuntarily, without Beneficiary/Mortgagee's prior written consent, which Beneficiary/Mortgagee may withhold in its sole and absolute discretion, Beneficiary/Mortgagee shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any Note evidencing the same, immediately due and payable. If Beneficiary/Mortgagee exercises this option, Beneficiary/Mortgagee shall give Trustor or mortgagor notice of acceleration. The notice shall provide a period of not less than ten (10) days from the date the notice is delivered or mailed within which Borrower must pay all sums secured by this Deed of Trust. If Trustor or mortgagor fails to pay these sums prior to the expiration of this period, Beneficiary/Mortgagee may invoke any remedies permitted by this Deed of Trust without further notice or demand on Borrower.

For purposes "**Security Instrument**" shall also include any other deed of trust, security agreement or guaranty agreement securing any obligation of Borrower to any entity now or hereafter owned, controlled or managed by Center Street Lending Corporation or Center Street Lending Management, LLC, including, but not limited to: i) Center Street Lending Fund I, LLC, ii) Center Street Lending Fund IV, LLC, iii) Center Street Lending Fund IV SPE, LLC, iv) Center Street Lending V, LLC, v) Center Street Lending MP IV, LLC, vi) Center Street Lending MP III SPE, LLC, vii) Center Street Lending Fund X, LLC, viii) Center Street Loans, Inc. and ix) Center Street Lending VIII SPE, LLC (individually "**Affiliate Lender**" and collectively "**Affiliate Lenders**") whether currently existing or subsequently executed by Borrower in favor of Affiliate Lenders. Any default in the obligations of Borrower and the other Obligors owing to Lender or any Affiliate Lender under the terms and provisions of any note, loan agreement or any other loan documentation relating to any such obligations shall constitute a default under all of the Lender's and Affiliate Lenders' notes evidencing all of said obligations, as well as under the Security Instruments, and any such

default shall entitle Lender and Affiliate Lenders to exercise each and every right available to them under each and every of said documents, including, but not limited to, the right to foreclose against and sell any collateral, whether real or personal, securing any of said obligations as if said collateral secured all of said Lender's and Affiliate Lender's obligations.

13. NON-WAIVERS

Lender shall not be deemed to have waived any of Lender's rights or remedies hereunder unless such waiver is express and in a writing signed by Lender; and no delay or omission by Lender in exercising, or failure by Lender on any one or more occasions to exercise, any of Lender's rights hereunder, under the Deed of Trust or under any other Loan Document, or at law or in equity, including, without limitation, Lender's right, after any Event of Default, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by Lender of any portion or all of any sum payable hereunder whether before, on or after the due date of such payment, shall not be a waiver of Lender's right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Lender's rights, powers and remedies hereunder under the Deed of Trust, or under any other Loan Document. A waiver of any right in writing on one occasion shall not be construed as a waiver of Lender's right to insist thereafter upon strict compliance with the terms hereof and no exercise of any right by Lender shall constitute or be deemed to constitute an election of remedies by Lender precluding the subsequent exercise by Lender of any or all of the rights, powers and remedies available to it hereunder, under the Deed of Trust, under any other Loan Document or at law or in equity. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amounts of the debt secured by the other Loan Documents, or to require that all collateral shall continue to secure all of the debt owing to Lender in accordance with this Note and the other Loan Documents.

14. APPLICABLE LAW

This Note is governed by the laws of the State of California. Borrower agrees that if there is a lawsuit, upon the request of Lender, Borrower shall submit to the jurisdiction of the state courts located in the County of Orange, State of California, or the applicable federal district court that covers said county, and the lawsuit shall be tried and litigated therein. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

15. BUSINESS PURPOSE

The proceeds of this Note shall only be used to acquire or carry on a business, professional investment, or commercial enterprise or activity.

16. MODIFICATION

This Note may not be modified except by an instrument in writing and signed by Lender.

17. SEVERABILITY

If at any time any provision of this Note is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Note will not be affected and such remaining provisions will remain in full force and effect.

18. COSTS OF COLLECTION

Borrower agrees to pay Lender all out-of-pocket expenses, including attorney's fees incurred by Lender in collecting or enforcing this Note or any other Loan Document or in preserving or disposing of any collateral granted

as security for the payment of this Note or in defending any claim arising out of the execution of this Note or the Obligations which it evidences.

19. COUNTERPARTS

Separate signatures are permissible, and all signatures hereto may be provided by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK. SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Promissory Note to be executed and delivered as of the date or dates written herein below.

BORROWER(S):
BORROWER:
Elata Investments, LLC, A Wyoming Limited Liability Company

David Behrend Date: 8/8/2025
David Behrend, Manager

Payments should be made payable to:
All Payments should be sent to:
18201 Von Karman Ave, Suite 400,
Irvine, CA 92612
Please reference loan # 75790 on your payment